Exhibit 4.5

AVENUE SOUTH LTD.

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of March 28, 2010, between AVENUE SOUTH LTD, a Nevada corporation (the “Company”), and the investors signatory hereto (each an “Investor” and collectively, the “Investors”).

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto agree as follows:

1.	Registration Rights

1.1	Registration Procedures and Other Matters

(a) The Company shall:

(i)

as soon as possible but in any event not later than the 120th day after the Date of this Agreement (or, if such day is a Saturday, Sunday or holiday, then by the next succeeding business day), file a registration statement on Form S-1 (or, if Form S-1 is not then available, on such form of registration statement as is then available to effect a registration of the Shares) to enable the resale of the Shares by the Subscribers from time to time (the "Registration Statement");

(ii)

use commercially reasonable efforts to cause a Registration Statement to be declared effective by the SEC as soon as possible, but in any event not later than the earlier of (a) the 180th day following the Closing Date, and (b) the fifth trading day following the date on which the Company is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments;

(iii)

use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the "Prospectus") as may be necessary to keep the Registration Statement continuously current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to the Subscriber’s Shares purchased hereunder from the date it is first declared effective until the date on which the Subscriber may sell all Shares then held by the Subscriber pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.(such period, the "Effectiveness Period");

(iv)

if (A) the Registration Statement is not filed on or prior to the date of filing required pursuant to Section 1, (B) the Registration Statement is not declared effective on or prior to the date required by Section 2, or (C) notwithstanding Section b), after the date first declared effective by the SEC and prior to the expiration of the Effectiveness Period, the Registration Statement ceases to be effective and available to each Subscriber as to its Shares (whether pursuant to Section 5), or otherwise) without being succeeded within 20 trading days by an effective amendment thereto or by a subsequent registration statement filed with and declared effective by the SEC, (any such failure being referred to as an "Event" and the date of such failure being the "Event Date"), then, in addition to any other rights available to the Subscriber under this Agreement or applicable law: (w) on the failure by the Company to comply with the Event required pursuant to Section 1 the Company shall issue additional shares of its common stock (valued at $0.02 per share) to the Subscriber as liquidated damages and not as a penalty, equal to five percent of the Subscription Price paid by the Subscriber and on each monthly anniversary of such Event Date (if the Event has not been cured by such date) until the applicable Event is cured, the Company shall pay to the Subscriber a further amount in common stock valued at $0.02 per shares, as liquidated damages and not as a penalty, equal to one percent of the Subscription Price paid by the Subscriber; (x) on the failure by the Company to comply with the Event required pursuant to Section 2 or the occurrence of the Event set forth in Section 4(C) and on each monthly anniversary of such Event Dates (if the Event has not been cured by such date) until the applicable Event is cured, an amount shall accrue and be payable by the Company to the Subscriber, as liquidated damages and not as a penalty, equal to one percent of the Subscription Price paid by the Subscriber; and if an Event is not cured within 90 days of the applicable Event Date, all liquidated damages that have accrued and are owed and continue to accrue to the Subscriber shall be paid in common stock, and any liquidated damages shall not exceed twenty five percent of the Subscription Price paid by the Subscriber. The liquidated damages pursuant to the terms hereof shall apply on a pro rata basis for any portion of a month prior to the cure of an Event;

(v)

furnish to the Subscriber with respect to the Shares registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and Preliminary Prospectuses in conformity with the requirements of the 1933 Act and such other documents as the Subscriber may reasonably request in writing, in order to facilitate the public sale or other disposition of all or any of the Shares by the Subscriber; provided, however, that the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to the Subscriber shall be subject to the receipt by the Company of reasonable assurances from the Subscriber that the Subscriber will comply with the applicable provisions of the 1933 Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

(vi)

file documents required of the Company for blue sky clearance in states specified in writing by the Subscriber and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to Section a)1)3; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(vii)

bear all expenses in connection with the procedures in paragraph 1 through 6 of this Section a) (other than any underwriting discounts or commissions, brokers’ fees and similar selling expenses, and any other fees or expenses incurred by the Subscriber, including attorneys’ fees); and

(viii)

advise the Subscriber in writing promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

(b)

Notwithstanding anything to the contrary herein, the Registration Statement shall cover only the Shares and such other securities issued by the Company subject to registration rights. In no event at any time before the Registration Statement becomes effective with respect to the Shares shall the Company publicly announce or file any other registration statement, other than registrations on Form S-8 or registrations for other securities issued by the Company subject to registration rights, without the prior written consent of 66-2/3% in interest of the Subscribers.

1.2	Transfer of Shares After Registration; Suspension

(a)

The Subscriber agrees that it will not effect any disposition of the Securities or its right to purchase the Securities that would constitute a "sale" within the meaning of the 1933 Act, except as contemplated in the Registration Statement referred to in Section a) and as described below or as otherwise permitted by law, and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding the Subscriber or its plan of distribution.

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(b)

Except in the event that paragraph (c) below applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares and Warrant Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Subscriber copies of any documents filed pursuant to Section 4)(i) as the Subscriber may reasonably request; and (iii) inform each Subscriber that the Company has complied with its obligations in Section 4)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Subscriber to that effect, will use its commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Subscriber pursuant to Section 4)(i) hereof when the amendment has become effective).

(c)

Subject to paragraph (d) below, in the event of: (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Subscriber (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Subscriber will refrain from selling any Shares and Warrant Shares pursuant to the Registration Statement (a "Suspension") until the Subscriber’s receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 20 trading days after the delivery of a Suspension Notice to the Subscriber.

(d)

Notwithstanding the foregoing paragraphs of this Section b), the Subscriber shall not be prohibited from selling Shares under the Registration Statement as a result of Suspensions on more than two occasions of not more than 20 trading days each in any twelve month period.

(e)

Provided that a Suspension is not then in effect, the Subscriber may sell the Shares under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Shares, as applicable. The Company shall provide such number of current Prospectuses to the Subscriber as the Subscriber may reasonably request, and shall supply copies to any other parties reasonably requiring such Prospectuses.

1.3	Indemnification

(a)

The Company agrees to indemnify and hold harmless the Subscriber and the officers, directors, agents and employees of the Subscriber, to the fullest extent permitted by applicable law from and against any losses, claims, damages or liabilities to which any such person(s) may become subject (under the 1933 Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any Untrue Statement (defined below), or (ii) any failure by the Company to fulfill any undertaking included in the Registration Statement, as amended or supplemented from time to time, which indemnification will include reimbursement for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Subscriber specifically for use in preparation of the Registration Statement, as amended or supplemented from time to time (including, without limitation, information set forth in the Investor Questionnaire), or the failure of the Subscriber to comply with its covenants and agreements contained in Section b) hereof respecting sale of the Shares or Warrant Shares or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Subscriber prior to the pertinent sale or sales by the Subscriber. The Company shall reimburse the Subscriber for the indemnifiable amounts provided for herein on demand as such expenses are incurred. Notwithstanding the foregoing, the Company’s aggregate obligation to indemnify the Subscriber and such officers, directors and controlling persons shall be limited to the amount of the Subscription Price received by the Company from the Subscriber.

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(b)

The Subscriber agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the 1933 Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any Untrue Statement if such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Subscriber specifically for use in preparation of the Registration Statement, as amended or supplemented from time to time (including, without limitation, information set forth in the Investor Questionnaire), or (ii) the failure of the Subscriber to comply with its covenants and agreements contained in Section b) hereof respecting sale of the Shares or Warrant Shares or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Subscriber prior to the pertinent sale or sales by the Subscriber; and the Subscriber will reimburse the Company or such officer, director or controlling person, as the case may be, for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The Subscriber shall reimburse the Company or such officer, director or controlling person, as the case may be, for the indemnifiable amounts provided for herein on demand as such expenses are incurred. Notwithstanding the foregoing, the Subscriber’s aggregate obligation to indemnify the Company and such officers, directors and controlling persons shall be limited to the amount received by the Subscriber from the sale of Shares or Warrant Shares that are the subject of such loss.

(c)

Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section c), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section c) (except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action) or from any liability otherwise than under this Section c). Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld or delayed. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

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(d)

If the indemnification provided for in this Section c) is unavailable to or insufficient to hold harmless an indemnified person under subsection 8 or 9 above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Subscriber, as well as any other Subscribers under such Registration Statement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an Untrue Statement, whether the Untrue Statement relates to information supplied by the Company on the one hand or the Subscriber on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Untrue Statement. The Company and the Subscriber agree that it would not be just and equitable if contribution pursuant to this subsection 11) were determined by pro rata allocation (even if the Subscriber and other subscribers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection 11). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection 11) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 11), the Subscriber shall not be required to contribute any amount in excess of the amount by which the net amount received by the Subscriber from any and all sales of the Securities to which such loss relates exceeds the amount of any damages which such Subscriber has otherwise been required to pay by reason of such Untrue Statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Subscriber’s obligations in this subsection to contribute shall be in proportion to its sale of Securities to which such loss relates and shall not be joint with any other Subscribers.

(e)

The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section c), and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section c) fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the 1933 Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”). The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section c), and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section c) and further agree not to attempt to assert any such defense.

(f) For the purpose of this Section c):

(i)

the term "Registration Statement" shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the 1933 Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, and any exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section a); and

(ii)

the term "Untrue Statement" means any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement, as amended or supplemented from time to time, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

1.4

Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by the Subscriber, the Company will, at Subscriber’s written request, furnish to the Subscriber:

(a)

as soon as practicable after it is available, one copy of (i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) its Annual Report on Form 10-K and (iii) its Quarterly Reports on Form 10-Q (the foregoing, in each case, excluding exhibits);

(b) any and all exhibits to the reports set forth in Section 14) as filed with the SEC and all other information that is made available to shareholders; and

(c) an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses.

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2.	Company Representations

2.1

The Company is a corporation duly incorporated and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to conduct its business as it is currently being conducted.

2.2

The Company will become a reporting issuer under the 1934 Act, and at the Closing Date, the Company will have filed all documents that it is required to file under the provisions of the 1934 Act (the “SEC Reports”).

2.3

As of their respective filing dates, each of the Company’s SEC Filings (and if any SEC Report filed prior to the date of this Agreement was amended or superseded by a filing prior to the date of the Closing Date, then also on the date of filing of such amendment or superseding filing) filed on or after this Registration Statement, (i) where required, were prepared in all material respects in accordance with the requirements of the 1933 Act or the 1934 Act, as the case may be, and the rules and regulations promulgated under such Acts applicable to such SEC Reports, (ii) did not contain any untrue statements of a material fact and did not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) are all the forms, reports and documents required to be filed by the Company with the SEC since that time.

2.4

Each set of audited consolidated financial statements and unaudited interim financial statements of the Company (including any notes thereto) included in the SEC Reports (i) complies as to form in all material respects with the published rules and regulations of the SEC with respect thereto, and (ii) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end adjustments which were not or are not expected to be material in amount. To the Company’s knowledge, no events or other factual matters exist which would require the Company to file any amendments or modifications to any SEC Reports which have not yet been filed with the SEC but which are required to be filed with the SEC pursuant to the 1933 Act or the 1934 Act. As used herein, the words “knowledge of the Company” (or any substantially similar phrase) means the active knowledge (with reasonable investigation) of the executive officers of the Company.

2.5

The SEC Reports describes each of the Company’s material subsidiaries, and each such subsidiary is a corporation duly incorporated and in good standing under the laws of its incorporating jurisdiction, and has the requisite corporate power and authority to conduct its business as it is currently being conducted. Except as otherwise disclosed in the SEC Reports, all of the issued and outstanding shares of capital stock of each of the Company’s material subsidiaries are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

2.6

The Company and each of its subsidiaries has obtained all certificates, authorizations, permits or licenses necessary to conduct the business now owned or operated by it and the Company has not received any notice of proceedings relating to the revocation or modification of any material certificate, authority, permit or license necessary which, if the subject of an unfavorable decision, ruling or finding would materially and adversely affect the conduct of the business, operations, financial condition or income of the Company (on a consolidated basis).

2.7	The authorized capital of the Company consists of 100,000,000 shares of common stock, par value $0.001 per share, of which there were 4,200,000 shares issued and outstanding as of the date hereof.

2.8

The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents. The execution and delivery by the Company of the Transaction Documents have been duly authorized by all necessary action on the part of the Company, and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents constitutes, or will when duly authorized, executed and delivered by all parties thereto other than the Company constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with the terms thereof, except that (i) the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, (ii) equitable remedies, including, without limitation, specific performance and injunction, may be granted only in the discretion of a court of competent jurisdiction, (iii) rights of indemnity, contribution and the waiver of contribution provided for herein, and any provisions exculpating a party from a liability or duty otherwise owed by it, may be limited under applicable law, and (iv) the enforceability of provisions in any Transaction Document which purport to sever any provision which is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of such Transaction Document would be determined only in the discretion of the court.

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2.9

Except as disclosed herein, in the SEC Reports or as contemplated in the Offering, as of the Closing Date, no person, firm or corporation has any agreement or option or right or privilege (whether preemptive or contractual) capable of becoming an agreement for the purchase, subscription or issuance of any unissued shares, securities of the Company;

2.10

Except as qualified in the SEC Reports, the Company or a subsidiary is the beneficial owner of the properties, business and assets or the interests in the properties, business or assets referred to as owned by it in the SEC Report, all agreements under which the Company or a subsidiary holds an interest in a property, business or asset are in good standing according to their terms except where the failure to be in such good standing does not and will not have a material adverse effect on the Company (on a consolidated basis) or its properties, business or assets.

2.11

Each SEC Report containing financial statements that has been filed with or submitted to the SEC was accompanied by the certifications required to be filed or submitted by the Company’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"); to the best of the Company’s knowledge, at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder to the knowledge of the Company; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification.

2.12

The Company and each of its subsidiaries has filed all federal, state, local and other tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the assets and properties, business, results of operations or condition (financial or otherwise) of the Company) on a consolidated basis and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith.

2.13

The Company and each of its subsidiaries has established on its books and records reserves that are adequate for the payment of all taxes not yet due and payable and there are no liens for taxes on the assets of the Company or any subsidiary and there are no audits known by the Company’s management to be pending of the tax returns of the Company or any subsidiary (whether federal, state, local or foreign) and there are no claims which have been or may be asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any governmental agency of any deficiency that would have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Company (on a consolidated basis).

2.14

No taxation authority has asserted or, to the best of the Company’s knowledge, threatened to assert any assessment, claim or liability for taxes due or to become due in connection with any review or examination of the tax returns of the Company or each of its subsidiaries (including, without limitation, any predecessor companies) filed for any year which would have a material adverse effect on the assets or properties, business, results of operations or condition (financial or otherwise) of the Company (on a consolidated basis).

2.15

The Company and its subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

2.16

The Company is not aware of any legislation, or proposed legislation (published by a legislative body), which it anticipates will materially and adversely affect the business, affairs, operations, assets or liabilities (contingent or otherwise) of the Company and its subsidiaries, considered as a whole.

2.17

The issue and sale of the Securities by the Company does not and will not conflict with, and does not and will not result in a breach of, any of the terms of its incorporating documents or any agreement or instrument to which the Company is a party.

2.18

There are no actions, suits, proceedings or inquiries pending or to the Company’s knowledge threatened against or affecting the Company or any of its subsidiaries at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which in any way materially adversely affect, or may in any way materially adversely affect, the business, operations or condition (financial or otherwise) of the Company (on a consolidated basis) or its properties or assets or which affects or may affect the distribution of the Securities.

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2.19

The Common Shares are not currently quoted for trading on the OTC Bulletin Board operated by the National Association of Securities Dealers. No order ceasing or suspending trading in securities of the Company nor prohibiting the sale of such securities has been issued to and is outstanding against the Company or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and, to the best of the Company’s knowledge, no investigations or proceedings for such purposes are pending or threatened.

2.20

Except as otherwise disclosed in the Subscription Agreement, no person, firm or corporation acting or purporting to act at the request of the Company is entitled to any brokerage, agency or finder’s fee in connection with the purchase and sale of the Securities described herein.

2.21

The Company agrees to indemnify, defend and hold the Subscriber (which term shall, for the purposes of this Paragraph, include the Subscriber and its shareholders, managers, partners, directors, officers, members, employees, direct or indirect investors, agents and affiliates and assignees and the stockholders, partners, directors, members, managers, officers, employees direct or indirect investors and agents of such affiliates and assignees) harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), arising from, relating to, or connected with the untruth, inaccuracy or breach of any statement, representation, warranty or covenant of the Company contained in this Subscription Agreement, provided that the amount of such indemnification shall be limited to the Subscription Proceeds set forth in Section 1.1 (a) (iv) hereof. The Company undertakes to notify the Subscriber immediately of any change in any representation, warranty or other information relating to the Company set forth in this Agreement which takes place prior to the Closing Date.

3	Legending of Subject Securities

3.1

The Subscriber hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

3.2

The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

4	Commission to the Agent

4.1	The Subscriber understands that upon Closing, the Company will not pay a commission to anyone regarding the gross proceeds raised from the Offering.

5	Costs

5.1

The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

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6	Governing Law

6.1	This Subscription Agreement is governed by the laws of the State of Nevada.

6.2	Survival

6.3

This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto.

7.	Assignment

7.1	This Subscription Agreement is not transferable or assignable.

8	Severability

8.1

The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

9	Entire Agreement

9.1

Except as expressly provided in this Registration Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Registration Agreement contains the entire agreement between the parties with respect to the sale of the Stock and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed as of the date first written above

AVENUE SOUTH LTD.

By: ___________________________
Name: Irina Goldman
Title: President

_______________________________
Investor

Address:

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